Rule 424 (b) (3)
                                                  Registration No. 333-87793
                                                             Cusip#63743HCV2

               PRICING SUPPLEMENT NO. 2686 DATED June 13, 2000
              TO PROSPECTUS SUPPLEMENTAL DATED October 8, 1999
                  AND BASE PROSPECTUS DATED October 7, 1999

          NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

                         Medium-Term Notes, Series C
         With Maturities of Nine Months or More from Date of Issue

                             Floating Rate Notes

Principal Amount:                     $600,000,000.00

Issue Price:                          100% of Principal Amount

Original Issue Date:                  06/15/00

Maturity Date:                        06/15/01

Initial Interest Rate:                Determined as described below

Base Rate:                            LIBOR Telerate

Spread:                               Minus 4 basis points

Index Maturity:                       3 months

Record Dates:                         On the 1st of each September,

                                      December, March and the 15TH of June

Interest Payment Dates:               On the 15th of September, December,
                                      March, and the Maturity Date,
                                      commencing September 15, 2000
Reset Period:                         Quarterly

Interest Reset Dates:                 On the 15th of each September,
                                      December, and March
                                      commencing June 15, 2000

Redemption Date:                      None

Agents Discount or Commission:        0.050%

Agents(s):                            Chase Securities Inc.  ($200,000,000)
                                      J.P. Morgan & Co.      ($200,000,000)
                                      Lehman Brothers        ($200,000,000)

Capacity:                             Principal

Form of Note:                         Book-Entry
      (Book-Entry or Certificated)

Other Terms:                          None

Medium-Term Notes, Series C may be issued by the Company in an aggregate principal amount of up to $8,050,000,000 and, to date, including this offering, an aggregate of $329,886,000 Medium-Term Notes, Series A, $620,114,000,
Series B and $6,112,768,000 Series C have been issued.